UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 December 9, 2011
 (Date of earliest event reported)

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2011, Home Properties, L.P. (the “Operating Partnership”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which provides for a $275,000,000 revolving credit facility (replacing its prior $175,000,000 facility) and a new $250,000,000 five-year unsecured term loan.  The revolving credit facility has an initial term of four years and provides for a one year extension at Home Properties’ option, subject to the satisfaction of certain conditions.  There is a sub-limit under the revolving credit facility of $20,000,000 for issuance of letters of credit.  Letters of credit for approximately $9,200,000 were issued under the prior facility and remained outstanding at closing under the Credit Agreement.

Outstanding amounts under the Credit Agreement bear interest at a variable rate based on, at Home Properties’ option, a base rate or LIBOR, plus a spread based on the Operating Partnership’s leverage ratio.  The spread for both the line of credit borrowings and the term loan is the same.  For base rate loans, the spread increases 0% to .25% as the leverage ratio increases.  For LIBOR loans, the spread increases from 1.0% to 2.0%.  In addition, Home Properties will pay a facility fee on the revolving credit loan ranging from 0.175% to 0.400% per annum, also based on leverage levels.

Repayment of both loans is guaranteed by Home Properties, Inc. (“HME”) and certain of the Operating Partnership’s subsidiaries.  The Credit Agreement contains various affirmative and negative covenants with respect to HME, the Operating Partnership and their subsidiaries, including the maintenance of certain financial ratios and measurements.  The Operating Partnership borrowed $32,000,000 on the revolving credit facility and the full amount of the term loan at closing, which it used to repay amounts outstanding on its previous line of credit facility, to pay off a short term $140,000,000 credit facility used to redeem its 4.125% Exchangeable Senior Notes and for expenses of the transaction.  Advances under the revolving credit facility are available in the future for funding unencumbered acquisitions and new development activities, refinancing existing indebtedness, upgrading owned properties, working capital and general corporate purposes.  The foregoing description of the Credit Agreement and guarantees does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto, and the Guaranty, which is filed as Exhibit 10.2 hereto, both of which are incorporated herein by reference.

Manufacturers and Traders Trust Company and U.S. Bank National Association are the Joint Lead Arrangers and Joint Bookrunners.  Manufacturers and Traders Trust Company will continue to act as Administrative Agent.  There are nine additional lenders:  Bank of America, N.A., PNC Bank, N.A., RBS Citizens, N.A., Capital One, N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, First Niagara Bank, N.A., Branch Banking and Trust Company and Wells Fargo Bank National Association.  Bank of America, N.A., PNC Bank, N.A. and RBS Citizens, N.A. serve as Co-Documentation Agents.  U.S. Bank National Association is Syndication Agent.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2011, Home Properties entered into the Credit Agreement, the terms and conditions of which are described in Item 1.01 of this Form 8-K, which by this reference is incorporated herein.

Item 9.01                      Financial Statements and Exhibits

Exhibit 10.1                      Amended and Restated Credit Agreement*

Exhibit 10.2                      Amended and Restated Guaranty

*The registrant has requested the Securities and Exchange Commission to grant confidential treatment for certain portions of this agreement.  Confidential information is omitted from this agreement and filed separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME PROPERTIES, INC.
(Registrant)

Date:           December 13, 2011

By:           /s/ David P. Gardner
David P. Gardner
Executive Vice President and Chief Financial Officer